EXHIBIT B

SIGNATURE PAGE

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Dated: May 22, 2026

Oaktree Value Opportunities Fund Holdings, L.P.

By: Oaktree Value Opportunities Fund GP, L.P.
Its: General Partner

By: Oaktree Value Opportunities Fund GP Ltd.
Its: General Partner

By: Oaktree Capital Management, L.P.
Its: Director

	By:	/s/ Henry Orren
Name: Henry Orren
Title: Managing Director

OCM Opps GTM Holdings, LLC

By: Oaktree Fund GP, LLC
Its: General Partner

By: Oaktree Fund GP I, L.P.
Its: Managing Member

	By:	/s/ Henry Orren
Name: Henry Orren
Title: Managing Director

Oaktree Phoenix Investment Fund L.P.

By: Oaktree Phoenix Investment Fund GP, L.P.
Its: General Partner

By: Oaktree Phoenix Investment Fund GP, Ltd.
Its: General Partner

By: Oaktree Capital Management, L.P.
Its: Director

	By:	/s/ Henry Orren
Name: Henry Orren
Title: Managing Director

Oaktree Opportunities Fund Xb Holdings (Delaware), L.P.

By: Oaktree Fund GP, LLC
Its: General Partner

By: Oaktree Fund GP I, L.P.
Its: Managing Member

By:	/s/ Henry Orren
Name: Henry Orren
Title: Managing Director